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EXHIBIT 23.1

MOSS ADAMS LLP
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Security Bancshares of our report dated January 9, 2002 appearing in United Security Bancshares Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ MOSS ADAMS LLP
Stockton, California September 24, 2002

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EXHIBIT 23.1